CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this Amendment No. 12 to Registration Statement No.
811-09373 of Oppenheimer Senior Floating Rate Fund on Form N-2 of our report dated September 21, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in both the
Statement of Additional Information and in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
September 24, 2004